EXHIBIT 10.3
                            NONCOMPETITION AGREEMENT


      THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of the 26th day of April, 2005, by and between RMK HOLDINGS, LLC, a Delaware limited liability company ("RMK"), and RCG COMPANIES INCORPORATED, a Delaware corporation ("RCG").


                              Statement of Purpose

      RMK, Logisoft Corp., a wholly-owned subsidiary of RCG ("Logisoft"), and eStorefronts.net Corp., a wholly-owned subsidiary of Logisoft (together with Logisoft, "Sellers"), have entered into that certain Asset Purchase Agreement, dated April 26, 2005 (the "Asset Purchase Agreement"), pursuant to which Sellers are selling to RMK, or its affiliate, certain items of inventory, intellectual property, customer list, contracts, equipment and other assets used in Sellers' business, as presently conducted, which consists of reselling computer software and hardware, sales, design, hosting and maintenance of internet and intranet websites, information technology consulting and ecommerce software development and consulting (the "Business"). In order to protect the RMK's legitimate business interests, as a condition to and as further consideration for RMK entering into the Asset Purchase Agreement, RCG has agreed to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the mutual promises contained herein, the parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

      Capitalized terms used herein shall have the meanings set forth in Annex
A.

                                   ARTICLE 2.

                  NON-DISCLOSURE COVENANT; EMPLOYEE INVENTIONS

      2.1 Acknowledgments by the RCG. RCG acknowledges that (a) as a result of its ownership of Logisoft, RCG possesses Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on RMK and its business; and (c) the provisions of this Article 2 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information.

      2.2 Agreements of RCG. In consideration of the foregoing and the Statement of Purpose other good and valuable consideration, RCG covenants as follows:

            (a) Confidentiality.

                  (i) RCG shall hold in confidence all Confidential Information and shall not disclose Confidential Information to any Person or use Confidential Information in any way whatsoever, except as otherwise expressly permitted by the terms of this Agreement or as


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                  (ii) required by law. This Section 2.2(a)(i) shall not be
construed as preventing RCG from using its general skills, knowledge and expertise so long as RCG does so without using or disclosing Confidential Information.

                  (iii) Any trade secrets of RMK or the Business shall be entitled to all of the protections and benefits under the North Carolina Trade Secrets Protection Act, N.C. Gen. Stat. ss. 66-152 et seq. and any other applicable law. If any information that RMK deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information may, nevertheless, be considered Confidential Information for purposes of this Agreement. RCG hereby waives any requirement that RMK submit proof of the economic value of any trade secret or post a bond or other security.

                  (iv) None of the foregoing obligations and restrictions applies to any part of Confidential Information that is or becomes generally available to the public other than as a result of a disclosure or use by RCG or unlawful use or disclosure by some other Person or that is required to be disclosed by RCG by law or by a court of competent jurisdiction.

      2.3 Disputes or Controversies. RCG recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony and records relating to any such adjudication shall be maintained in secrecy and shall be available for inspection by RMK, RCG, and their respective attorneys and experts, who shall agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

                                   ARTICLE 3.

                      NON-COMPETITION AND NON-INTERFERENCE

      3.1 Acknowledgments by RCG. RCG acknowledges that (a) it has great familiarity with and expertise relating to the Business, having owned Logisoft for many years, (b) upon the closing of the transactions contemplated by the Asset Purchase Agreement, RMK and the Business will compete with other businesses that are or could be located in any part of the states of (1) New York, (2) New Jersey, (3) Connecticut, (4) Pennsylvania, (5) Massachusetts, (6) Vermont (7) Maryland or (8) North Carolina (the "Restricted Area"), and (c) the provisions of this Article 3 are reasonable and necessary to protect RMK's legitimate business interests.

      3.2 Covenants of RCG. In consideration of the acknowledgments by RCG, the Statement of Purpose and the terms and conditions of the Asset Purchase Agreement, RCG covenants that it will not, directly or indirectly:

            (a) at any time during the Restricted Period, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, lend RCG's name or any similar name to, lend RCG's credit to, render services or advice to, any business or Person whose products, services or activities compete in whole or in part with the products produced or activities conducted by RMK or any of its


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affiliates with respect to the Business (each a "Competitor"), in each case in the Restricted Area; provided, however, that RCG may purchase or otherwise acquire up to (but not more than) 5% of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

            (b) at any time during the Restricted Period, solicit business of the same or similar type being carried on by RMK solely with respect to the Business from any Person known by RCG to be a customer of RMK with respect to the Business within the Restricted Area;

            (c) whether for RCG's own account or the account of any other Person
(i) at any time during the Restricted Period, solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any Person who is or was an employee of RMK during the six-month period prior to engagement by RCG or in any manner induce or attempt to induce any employee of RMK to terminate his employment with RMK; or (ii) at any time during the Restricted Period, knowingly interfere with RMK's relationship with any Person, including any Person who is or was an employee, contractor, supplier or customer of RMK with respect to the Business, in each case in the Restricted Area; or

            (d) at any time during the Restricted Period, disparage RMK or any of its members, managers, officers, employees or agents.

            (e) Nothing contained in this Article 3 shall be construed to prevent RCG from maintaining or hosting internet or intranet websites relating to the sales of travel or leisure services if such activities do not otherwise violate the terms of this Agreement.

            (f) For purposes of this Section 3.2, the term "Restricted Period" means the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date. If any covenant in this Section 3.2 is held to be unreasonable, arbitrary or against public policy, such covenant shall be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, shall be effective, binding and enforceable against RCG. If RCG shall be found to be in violation of this Agreement, the period of time applicable to any covenant in this Section 3.2 shall be extended by the duration of any violation by RCG of such covenant.

                                   ARTICLE 4.

                               GENERAL PROVISIONS

      4.1 Injunctive Relief and Additional Remedy. RCG acknowledges that the injury that would be suffered by RMK as a result of a breach of the provisions of this Agreement (including any provision of Articles 2 and 3) would be irreparable and that an award of monetary damages alone to RMK for such a breach would be an inadequate remedy. RMK shall have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or


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threatened breach or otherwise to specifically enforce any provision of this
Agreement, and RMK shall not be obligated to post bond or other security in seeking such relief.

      4.2 Covenants of Articles 2 and 3 are Independent Covenants. RMK and RCG have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the Business. RCG's covenants in Articles 2 and 3 are independent covenants and the existence of any claim by RCG against RMK under this Agreement or otherwise shall not excuse RCG's breach of any covenant in Articles 2 and 3.

      4.3 Representations and Warranties by RCG. RCG represents and warrants to RMK that the execution and delivery by RCG of this Agreement do not, and the performance by RCG of RCG's obligations hereunder will not, with or without the giving of notice or the passage of time, or both, (a) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to RCG or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, RCG's Articles of Incorporation or Bylaws, or any agreement to which RCG is a party or by which RCG is or may be bound.

      4.4 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given and (c) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

      4.5 Binding Effect; Delegation of Duties Prohibited. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns, including any entity with which RMK or RCG may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of RCG under this Agreement may not be delegated, transferred or otherwise assigned, except pursuant to such merger, consolidation or sale of substantially all of RCG's assets.

      4.6 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail, provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and electronic mail addresses as a party may designate by notice to the other parties):


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                  If to RMK:

                           RMK Holdings, LLC
                           4201 Congress Street, Suite 145
                           Charlotte, NC 28209
                           Attn:  K. Wesley M. Jones
                           E-mail Address:  wes.jones@fiveoakscapital.com

                           With a copy to:

                           Mayer, Brown, Rowe & Maw LLP
                           214 North Tryon Street, Suite 3800
                           Charlotte, North Carolina  28202
                           Attn:  Jeffrey P. Cantrell
                           E-mail Address:  jcantrell@mayerbrownrowe.com

                  If to RCG:

                           RCG Companies Incorporated
                           6836 Morrison Boulevard, Suite 200
                           Charlotte, NC 28211
                           Attn:  Michael D. Pruitt, President
                           E-mail Address:  mdp@rcgcompanies.com

                           With a copy to:

                           Adorno & Yoss, LLP
                           350 East Las Olas Boulevard
                           Suite 1700
                           Fort Lauderdale, Florida 33301
                           Attn:  Joel D. Mayersohn
                           E-mail Address:  jmayersohn@adorno.com

      Any Party may change the address to which notice is to be given by notice given in the manner set forth above.

      4.7 Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. Notwithstanding any legal principle to the contrary, the parties expressly agree that any oral amendment to or modification of this Agreement, including any oral modification to this Section 4.7, shall be ineffective, and that this Agreement, including this Section 4.7, may be amended only by an agreement in writing signed by the parties hereto, it being the express intent of the parties that such amendment in writing shall be the exclusive means of effecting any amendment or modification of any provision of this Agreement whatsoever.


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      4.8 Governing Law. This Agreement shall be governed by the laws of the
State of North Carolina without regard to conflicts of laws principles.

      4.9 Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of North Carolina, County of Mecklenburg, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of North Carolina, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

      4.10 Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to "Sections" or "Articles" refer to the corresponding Sections or Articles of this Agreement unless otherwise specified. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      4.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

      4.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Signatures transmitted by facsimile shall be deemed originals for this purpose.


                   [Signatures appear on the following page.]


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      IN WITNESS WHEREOF, the parties have executed and delivered this
NONCOMPETITION AGREEMENT as of the date above first written above.

                                        RMK HOLDINGS, LLC


                                        By:      ______________________________
                                                 K. Wesley M. Jones
                                                 Manager


                                        RCG COMPANIES INCORPORATED


                                        By:      ______________________________
                                                 Michael D. Pruitt
                                                 President


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                                     ANNEX A

                                   DEFINITIONS

      "Agreement" means this Noncompetition Agreement, including this Annex A.

      "Asset Purchase Agreement" has the meaning assigned such term in the Statement of Purpose.

      "Business" has the meaning assigned such term in the Statement of Purpose.

      "Closing Date" has the meaning assigned such term in the Asset Purchase Agreement.

      "Competitor" has the meaning assigned such term in Section 3.2(a).

      "Confidential Information" means any and all:

      (a) trade secrets concerning the Business, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, advertising methods, sales methods, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the North Carolina Trade Secrets Protection Act, N.C. Gen. Stat. ss. 66-152 et seq.;

      (b) information concerning the Business (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials and operating procedures), however documented; and

      (c) notes, analyses, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing.

      "date hereof" means the date stated in the first paragraph of the Agreement.

      "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, business unit, division, facility, governmental body or other entity.

      "RCG" has the meaning assigned such term in the introductory paragraph.

      "Restricted Period" has the meaning assigned such term in Section 3.2(e).

      "RMK" has the meaning assigned such term in the introductory paragraph.



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